Exhibit 4.2

V.F. CORPORATION

First Supplemental Indenture
Dated as of October 15, 2007

(First Supplemental to the Indenture Dated as of October 15, 2007)

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

     FIRST SUPPLEMENTAL INDENTURE, dated as of October 15,2007, between V.F. Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”), and The Bank of New York Trust Company, N.A., a National Banking Association, as Trustee (herein called “Trustee”);
RECITALS:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 15, 2007 (the “Base Indenture”), providing for the issuance from time to time of the Company’s unsecured notes, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Base Indenture;
     WHEREAS, Section 9.01 of the Base Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities;
     WHEREAS, Section 2.01 of the Base Indenture permits the form of Securities of any series to be established in an indenture supplemental to the Base Indenture;
     WHEREAS, Section 3.01 of the Base Indenture permits certain terms of any series of Securities to be established pursuant to an indenture supplemental to the Base Indenture;
     WHEREAS, pursuant to Sections 2.01 and 3.01 of the Base Indenture, the Company desires to provide for the establishment of two new series of Securities under the Base Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;
     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terns, have been done;
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities of both series established by this First Supplemental Indenture by the holders thereof (the “Noteholders”), it is mutually agreed, for the equal and proportionate benefit of all such Noteholders, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Relation to Base Indenture. This First Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this First Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.
     Section 1.02. Definitions. For all purposes of this First Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.02 have the respective meanings assigned hereto in this Section 1.02 and (ii) which are defined in the Base Indenture (and which are not defined in this Section 1.02) have the respective meanings assigned thereto in the Base Indenture. For all purposes of this First Supplemental Indenture:
     (a) Unless the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this First Supplemental Indenture;
     (b) The words “herein,” “hereof” and “hereunder” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (c) The terms defined in this Section 1.02(c) have the meanings assigned to them in this Section and include the plural as well as the singular:
     “Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the 2017 Notes or the 2037 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance composed of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
     “Business Day” is any day, other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.
     “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.
     “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
     “Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).
     “Interest Payment Date” has the meaning set forth in Section 2.01(d).
     “Interest Period” has the meaning set forth in Section 2.01(d).
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
     “Maturity Date” has the meaning set forth in 2.01(c).
     “Moody’s” means Moody’s Investors Service Inc. and any successor thereto.
     “Notes” has the meaning set forth in Section 2.01(a).
     “Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.
     “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., and any successor thereto.
     “Voting Stock” means the Company’s capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

ARTICLE 2
General Terms and Conditions of the Notes
     Section 2.01. Terms of Notes. Pursuant to Sections 2.01 and 3.01 of the Base Indenture, there is hereby established two series of Securities, the terms of which shall be as follows:
     (a) Designation. The Securities of these series shall be known and designated as the “5.950% Notes due 2017” (the “2017 Notes”) and “6.450% Notes due 2037” (the “2037 Notes” and together with the 2017 Notes, the “Notes”) of the Company. The CUSIP number of the 2017 Notes is 918204 AS7 and the CUSIP number of the 2037 Notes is 918204 AT5.
     (b) Form and Denominations. The 2017 Notes and the 2037 Notes will be issued only in fully registered form, and the authorized denominations of the Notes shall be $2,000 principal amount and any integral multiple of $1,000 in excess thereof. The Notes will initially be issued in the form of one or more Global Securities substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same. The Notes will be denominated in U.S. dollars and payments of principal and interest will be made in U.S. dollars.
     (c) Maturity Date. The principal amount of, and all accrued and unpaid interest on, the Notes shall be payable in full on November 1, 2017 for the 2017 Notes and November 1, 2037 for the 2037 Notes, or if such days are not Business Days, the following Business Day (each, the “Maturity Date’’).
     (d) Interest. Interest payable on any Interest Payment Date (as defined below), the Maturity Date, or if applicable, the Redemption Date (as defined in the Base Indenture) shall be the amount accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of October 15, 2007, if no interest has been paid or duly provided for with respect to the Notes) to but excluding such Interest Payment Date, Maturity Date or, if applicable, Redemption Date, as the case may be (each, an “Interest Period”). The Notes will bear interest at the rate of 5.950% for the 2017 Notes and 6.450% for the 2037 Notes per year from the original issue date thereof to the respective Maturity Date. Interest on the Notes shall be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2008 (each such date, an “Interest Payment Date”). The amount of interest payable for any semi-annual Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event any Interest Payment Date on or before the Maturity Date falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day and no interest shall accrue as a result of such postponement.
     In the event the Maturity Date or a Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding date that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date for such Note). Interest due on the Maturity Date or a Redemption

Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal of such Notes is payable.
     (e) To Whom Interest is Payable. Interest shall be payable to the Person in whose name the Notes are registered at the close of business on the Business Day next preceding the Interest Payment Date, or in the event the Notes cease to be held in the form of one or more Global Securities, at the close of business on the date 15 days prior to that Interest Payment Date, whether or not a Business Day.
     (f) Sinking Fund; Noteholder Repurchase Right. The Notes shall not be subject to any sinking fund or analogous provision or be redeemable at the option of the Noteholders.
     (g) Forms. The Notes shall be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same.
     (h) Registrar, Paying Agent, Authenticating Agent and Place of Payment. The Company hereby appoints U.S. Bank Trust National Association as Security Registrar, Authenticating Agent and Paying Agent with respect to the Notes. The Notes may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in the City of New York, New York and at any other office or agency maintained by the Company for such purpose. The Place of Payment for the Notes shall be the Paying Agent’s office in New York, New York.
     (i) Defeasance. Until the Maturity Date, the Notes will be subject to Sections 13.02 and 13.03 of the Base Indenture.
ARTICLE 3
Change of Control Repurchase Event
     Section 3.01. Change of Control Repurchase Events. If a Change of Control Repurchase Event with respect to the 2017 Notes or the 2037 Notes occurs, unless the Company has exercised its right to redeem all the 2017 Notes or the 2037 Notes, the Company shall make an offer to each Noteholder of the 2017 Notes or the 2037 Notes to repurchase all or any part (in integral multiples of $1,000) of that Noteholder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase. Within 30 days following any such Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company shall mail a notice (a “Change of Control Notice”) to each Noteholder of the 2017 Notes or the 2037 Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the 2017 Notes or the 2037 Notes on the payment date specified in the Change of Control Notice, which date will be no earlier than 30 days and no later than 60 days from the date such Change of Control Notice is mailed. The Change of Control Notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the Change of Control Notice.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.01 by virtue of such conflict.
     On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful, with respect to the 2017 Notes or the 2037 Notes:
•	accept for payment all Notes properly tendered pursuant to the Company’s offer (“Tendered Notes”);

•	deposit with the Trustee a cash amount in immediately available funds equal to the aggregate repurchase price in respect of all Tendered Notes; and

•	deliver or cause to be delivered to the Trustee the Tendered Notes, together with an officers’ certificate stating that such Tendered Notes have been properly accepted by the Company and stating the aggregate principal amount of Tendered Notes being purchased by the Company.
     The Trustee shall promptly mail to each Noteholder holding Tendered Notes the repurchase price for the Tendered Notes, and the Trustee shall, to the extent necessary, promptly authenticate and mail (or cause to be transferred by book-entry) to each such Noteholder a new security equal in principal amount to any unpurchased portion of any Tendered Notes; provided, that each new security will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.
     The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
ARTICLE 4
Supplemental Indentures
     Section 4.01. Supplemental Indentures with Consent of Noteholders. As set forth in Section 9.01 of the Base Indenture, with the consent of the holders of a majority in the aggregate principal amount of Notes of each series affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this First Supplemental Indenture or of modifying in any manner the rights of the Noteholders.

ARTICLE 5
Miscellaneous
     Section 5.01. Relationship to Existing Base Indenture. The First Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Base Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
     Section 5.02. Modification of The Existing Base Indenture. Except as expressly modified by this First Supplemental Indenture, the provisions of the Base Indenture shall govern the terms and conditions of the Notes.
     Section 5.03. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York.
     Section 5.04. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 5.05. Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture (except for its execution thereof and its certificates of authentication of the Notes).

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested all as of the day and year first above written.
Dated: October 15, 2007

V.F. Corporation
By:	/s/ Mackey J. McDonald
Mackey J. McDonald
Chairman and Chief Executive Officer

Attest:
By:	/s/ Candace S. Cummings
Candace S. Cummings
Vice President – Administration, General Counsel and Secretary

By:	/s/ Frank C. Pickard III
Frank C. Pickard III
Vice President – Treasurer

Attest:
By:	/s/ Candace S. Cummings
Candace S. Cummings
Vice President – Administration, General Counsel and Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Christie Leppert
	Name:	Christie Leppert
	Title:	Assistant Vice President

ANNEX A
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

V.F. CORPORATION

No.	CUSIP No.: $
     V.F. CORPORATION, a corporation duly incorporated and subsisting under the laws of the Commonwealth of Pennsylvania (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $• on November [ ], 20[ ] and to pay interest thereon from October 15, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing May 1, 2008, at the rate of •% per annum, until the principal hereof is paid or made available for payment. Interest on this security shall be computed on the basis of a 360-day year of twelve 30-day months.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Business Day next preceding the relevant Interest Payment Date, or in the event the Notes cease to be held in the form of one or more Global Notes, at the close of business on the date 15 days prior to that Interest Payment Date, whether or not a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Noteholder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Noteholders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:

V.F. Corporation
By:
Mackey J. McDonald
Chairman and Chief Executive Officer

Attest:
By:
Candace S. Cummings
Vice President – Administration, General Counsel and Secretary

By:
Frank C. Pickard III
Vice President – Treasurer

Attest:
By:	/s/ Candace S. Cummings
Candace S. Cummings
Vice President – Administration, General Counsel and Secretary

       This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION
By:
Authorized Signature

(Signature Page for Series • Security)

[Reverse of Note]
     This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of October 15, 2007 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), as supplemented by a First Supplemental Indenture, dated as of October 15, 2007 (herein called the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as Trustee under the Indenture (the “Trustee”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $•. The Company may at any time issue additional notes under the Indenture in unlimited amounts having the same terms as the Notes.
     The Notes of this series are subject to redemption, as a whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice mailed to each Noteholder of Notes to be redeemed at his address as it appears in the Securities Register, on any date prior to their Stated Maturity at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus • basis points, plus accrued and unpaid interest thereon to the Redemption Date; provided that unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The semi-annual equivalent yield to maturity will be computed as of the third business day immediately preceding the Redemption Date. “Comparable Treasury Issue” (expressed as a percentage of its principal amount) means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized in accordance with customary financial practice in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes. “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, provided that if three or more Reference Treasury Dealer Quotations are obtained, the highest and lowest of such quotations shall be excluded from the calculation. “Quotation Agent” means the Reference Treasury Dealer appointed by the Company. “Reference Treasury Dealer” means (i) Citigroup Global Markets Inc. and its respective successors; provided, however, that, if the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary

Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
     The Notes do not have the benefit of any sinking fund obligations.
     In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.
     If a Change of Control Repurchase Event with respect to the 2017 Notes or 2037 Notes occurs, unless the Company has exercised its right to redeem all the 2017 Notes or 2037 Notes, the Company shall make an offer to each Noteholder of the 2017 Notes or 2037 Notes to repurchase all or any part (in integral multiples of $1,000) of that Noteholder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase. Within 30 days following any such Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company shall mail a notice (a “Change of Control Notice”) to each Noteholder of the 2017 Notes or 2037 Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the 2017 Notes or 2037 Notes on the payment date specified in the Change of Control Notice, which date will be no earlier than 30 days and no later than 60 days from the date such Change of Control Notice is mailed. The Change of Control Notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the Change of Control Notice.
     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue of such conflict.
     On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful, with respect to the 2017 Notes or 2037 Notes:
     • accept for payment all Notes properly tendered pursuant to the Company’s offer (“Tendered Notes”);
     • deposit with the Trustee a cash amount in immediately available funds equal to the aggregate repurchase price in respect of all Tendered Notes; and

     • deliver or cause to be delivered to the Trustee the Tendered Notes, together with an officers’ certificate stating that such Tendered Notes have been properly accepted by the Company and stating the aggregate principal amount of Tendered Notes being purchased by the Company.
     The Trustee shall promptly mail to each Noteholder of Tendered Notes the repurchase price for the Tendered Notes, and the Trustee shall, to the extent necessary, promptly authenticate and mail (or cause to be transferred by book-entry) to each such Noteholder a new note equal in principal amount to any unpurchased portion of any Tendered Notes; provided, that each new note will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.
     The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Noteholders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Noteholders of not less than 50% in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Noteholders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Noteholders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     As provided in and subject to the provisions of the Indenture, the Noteholder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Noteholder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Noteholders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Noteholders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Noteholder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Noteholder surrendering the same.
     No service charge shall be made to a Noteholder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.